Exhibit 23









INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated January 20, 1999 (February 5, 1999 as to Note 17) appearing in this Annual Report on Form 10-K of Delphi Automotive Systems Corporation for the year ended December 31, 1998, in the following Registration Statements:

            Registration
Form        Statement No.     Description

S-8           333-71961       Delphi Automotive Systems Corporation Classified
                              Salary and Hourly Stock Option Plan

S-8           333-71899       Delphi Automotive Systems Corporation Stock
                              Incentive Plan


/s/ Deloitte & Touche LLP


Detroit, Michigan
March 16, 1999